UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2006

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Alliance Data Systems Corporation (the "Company") has appointed John W. Scullion to the newly created position of President and Chief Operating Officer, effective October 2, 2006. Mr. Scullion will continue to report directly to J. Michael Parks, the Chairman of the Board of Directors and the Chief Executive Officer. Mr. Scullion will be responsible for overseeing the Company's Loyalty and Marketing Services and Utilities Services businesses. He will also oversee corporate ITS, corporate Human Resources and the Corporate Development and Innovation Group.

As Chairman and CEO, Mr. Parks will continue to oversee and focus on long-term growth, the Company's Private Label business, and corporate governance responsibilities, as well as corporate Legal, Financial and administrative functions. As such, Ivan M. Szeftel, Executive Vice President and President, Private Label Services; Alan M. Utay, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary; and Edward J. Heffernan, Executive Vice President and Chief Financial Officer, will continue to report to Mr. Parks. With this change in structure, Mr. Parks will be in a position to delegate many of the day-to-day operations activities of the Company, allowing him to focus more deeply on the demands faced by companies moving towards large-cap status, including developing current and future leaders, building new client relationships, securing deeper relationships with existing clients, and maintaining strong relationships in the investment community.

Mr. Scullion has been with the Company since its acquisition of The Loyalty Group in 1998, serving most recently as Executive Vice President and President, Loyalty and Marketing Services. Additional information regarding Mr. Scullion's employment history with the Company and his compensation can be found in the Company's Definitive Proxy Statement, filed with the SEC on April 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

August 18, 2006	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer